 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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[  ] Soliciting Material Pursuant to § 240.14a-12

BLOCKBUSTER INC.
(Name of Registrant as Specified in its Charter)

GREGORY S. MEYER, CFA
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Presentation to Blockbuster Shareholders*
by Gregory S. Meyer, CFA
2010 Annual Meeting of Shareholders of Blockbuster, Inc.
June 3, 2010
*Excerpted from 6/1/10 presentation to RiskMetrics Group

Notice to Stockholders

 All stockholders of Blockbuster, Inc. are advised to read Gregory S.
 Meyer’s definitive proxy statement because it contains important information, including information relating to the solicitation of proxies in support of Meyer for use at the 2010 annual meeting of stockholders of Blockbuster, Inc. The definitive proxy statement and
 GOLD proxy card will be mailed to the stockholders of Blockbuster,
 Inc. and are also available at no charge on the Securities and Exchange
 Commission’s website at www.sec.gov.

Summary
▪ Situation Summary: Opposing Gary J. Fernandes
▪ Change is warranted at Blockbuster (“BBI”)
 – Poor stock performance
 – Poor financial performance
 – Poor operational performance: failed execution of multi-channel strategy
▪ Blockbuster’s Board has failed to protect shareholders
 – Low stock ownership of current directors
 – Lack of relevant industry expertise
 – Fernandes: History of Failure to Add Value and Poor Judgment
▪ Meyer is a highly qualified, industry relevant, stockholder-aligned, independent candidate
 – Background/Industry Experience/History of Sound Strategic Advice
 – Greater stock ownership = greater aligned interests with shareholders
 – Actively working on plan to address BBI’s challenges/3-Phase Plan for Turnaround
▪ We asking shareholders to return a GOLD proxy card and vote for Meyer

Situation Summary
▪ Annual Meeting of Shareholders: June 24, 2010 (delayed from original date of May 26, 2010)
▪ Meyer initially identified two Blockbuster directors who did not appear to serve the best interests of shareholders: James W. Crystal and Gary J. Fernandes
▪ Meyer initially opposed Mr. Crystal. Blockbuster Board announced on
 May 21, 2010 that Crystal would not stand for re-election
▪ Meyer revised proxy materials to oppose Gary J. Fernandes due to:
 – 5 years of failure to produce shareholder value
 – Low share ownership
 – Lack of relevant industry experience
 – Overly cozy relationship with Blockbuster CEO/Chairman Jim
 Keyes

CHANGE IS WARRANTED AT
BLOCKBUSTER
Gary J. Fernandes has sat on Blockbuster’s board for 5+ years during a period of significant market share erosion and financial underperformance
We ask all shareholders to return a GOLD proxy card and vote for Meyer

Blockbuster Stock Performance Since 2005
▪ Equity Market Cap of Blockbuster was > $1.6 billion when Fernandes joined the board in 2004. Today the equity market cap is < $75 million. This represents a loss of over $1.5 billion to shareholders in Blockbuster since Fernandes joined the Board.
▪ $1 invested in Blockbuster stock in 12/04 is worth $.05 today
▪ $1 invested in Netflix stock in 12/04 is worth > $9.00 today
▪ $1 invested in the Hemscott Group Index* in 12/04 is worth $1.30 today
▪ Board accountability would suggest that the status quo is not serving the interests of BBI shareholders.
▪ The Hemscott Group Index consists of the following issuers: Blockbuster Inc. (Class A common stock); Hastings Entertainment, Inc.; Interlink-US-Network, Ltd.; Netflix, Inc.;
 Trans World Entertainment Corporation; and Xinhua China Ltd.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG BLOCKBUSTER INC. CLASS A, THE S&P 500 INDEX AND HEMSCOTT GROUP INDEX*

150
125
100
75
50
25
0
DOLLARS
12/04
12/05
12/06
1/08
1/09
1/10
BLOCKBUSTER INC. CLASS A
HEMSCOTT GROUP INDEX*
S&P 500 INDEX

Blockbuster has Significantly Underperformed Peer Group
Since Fernandes Joined the Board in December 2004

*
The Hemscott Group Index consists of the following issuers: Blockbuster Inc. (Class A common stock); Hastings Entertainment, Inc.; Interlink-US-Network, Ltd.;
Netflix, Inc.; Trans World Entertainment Corporation; and Xinhua China Ltd. Table and graph taken from Blockbuster Inc.’s 10-K filed 3/16/10.

	12/04	12/05	12/06	1/08	1/09	1/10
Blockbuster Inc. Class A common stock	100.00	39.48	55.69	36.00	13.68	7.05

Hemscott Group Index*	100.00	91.46	91.15	78.67	75.74	130.31

S&P 500 Index	100.00	104.91	121.48	128.16	80.74	102.11

Poor Financial Performance and Forecasting = Missed
Guidance and Loss of Credibility, but Not Loss of Bonus
▪ Overall consumer spending on DVD and Blu-ray rentals was up in 2009. Rentrak Corp. reports rental spending having increased 4.2 percent to $6.5 billion for the year
▪ However, in 2009 BBI twice missed guidance, even after re-affirming such guidance to investors just months before period end
▪ 2009 EBITDA Guidance Missed Twice:
 – March 2009: 2009 Fiscal EBITDA Guidance originally set at $305 to $325 million
 – May 2009: Guidance re-affirmed
 – Aug 2009: Guidance lowered to $270-$290 million
 – Nov 2009 : Guidance re-affirmed
 – Jan 2010: Guidance lowered drastically to $195-$205 million
▪ Credibility crisis at the financial controls level
▪ Despite missing guidance twice, the Compensation Committee, chaired by Gary Fernandes, awarded
 CEO Jim Keyes 80% of his target bonus and CFO Thomas Casey 100% of his target bonus for the year 2009.
▪ Additionally, in 2010 CFO Casey’s salary was increased from $500,000 to $650,000 and he was granted a $400,000 retention bonus, despite continued weak financial performance and a plunging stock price. Bonus partially awarded upon completion of ‘restructuring’ regardless of outcome to stock price (single performance metric not aligned with shareholder interests).

Poor Execution of its Multi-Channel Distribution Strategy
▪ While Blockbuster’s base of brick-and-mortar stores have suffered, it’s multi-channel strategy has been poorly executed:
▪ Online/By Mail Subscribers: As of December 31, 2005, there were approximately 1.2 million BLOCKBUSTER Online subscribers vs. 4.2 million for Netflix, a difference of 3 million. As of December 31,
 2010, Netflix had grown to over 12 million subscribers while
 Blockbuster had last reported just 1.6 million subscribers as of October
 2009. For every one subscriber Blockbuster added during that time period, Netflix added 20.
▪ Kiosks: Redbox locations grew from <200 in early 2005 to 24,000+
 kiosks during Fernandes’ tenure on the Blockbuster Board, generating
 $773.5 million in revenue in 2009 from kiosks.
▪ To date, Blockbuster has not reported a single dollar of revenue from its kiosk deal with NCR, due to poorly negotiated terms- yet these very kiosks are competing with Blockbuster’s own stores.

Blockbuster Directors Have Extremely Low Stock
Ownership
▪ Stock Ownership of Non-Management Blockbuster Director Nominees
 is shockingly low
▪ The average stock ownership of Blockbuster’s six non-management director nominees is 169,511 ‘A’ shares. This represents < 28% of the stock owned by Mr. Meyer’s 620,000 ‘A’ shares. The current market value of this average 169,511 shares is less than $60,000 at the current share price of $.35 per share.
▪ How can shareholders feel that the interests of this Board are aligned with their interests with such low stock ownership?

We ask all shareholders to return a
GOLD proxy card and vote for Meyer

Fernandes has No Relevant Home Entertainment
Industry Experience
▪ Fernandes has no operating experience in the video rental industry nor in the broader home entertainment industry
▪ BBI proxy statement claims “Mr. Fernandes brings technology expertise to the Board through his executive management experience at several technology-based companies, including EDS,” a firm he left over 12 years ago.
▪ What good has Mr. Fernandes’ ‘technology expertise’ done for BBI stockholders who have watched the company lose significant market share to competitors that outmaneuvered it using innovative technologies such as DVD rental kiosks (Redbox) and streaming video
 (Netflix)?
▪ Any expertise Fernandes had in applied software from his EDS days has clearly not translated into an ability to intelligently navigate the home entertainment sector not to add value for BBI shareholders

Fernandes and Keyes Relationship: Too Cozy
▪ Mr. Fernandes was on the Board of 7-Eleven, Inc. the entire time that
 Jim Keyes was CEO of that company from 2000 to 2005
▪ Fernandes and Keyes, among others, were named defendants in several
 2005 shareholder lawsuits regarding 7-Eleven alleging breach of fiduciary duties owed to shareholders in connection with an inadequate offer price for a going-private transaction
▪ Mr. Fernandes was a member of Blockbuster’s Nominating Committee during the search that resulted in Mr. Keyes being appointed CEO of
 BBI in 2007
▪ Fernandes was Chair of BBI’s Compensation Committee in 2009 when
 Keyes was awarded 80% of his target bonus despite financial results that missed guidance twice and a stock price that was down 50% on the year
▪ Is Fernandes able to be objective with respect to Keyes given their past history and close personal relationship?

Fernandes: History of Value Destruction or Stagnation
▪ Mr. Fernandes is the longest serving director candidate up for re-election on the Blockbuster Board, having overseen more destruction in shareholder value than any other director nominee
▪ Other companies affiliated with Mr. Fernandes have not faired very well either:
 – Mr. Fernandes joined the Board of Computer Associates, now CA
 Technologies, in May 2003
 – Since that time, the stock price of CA has shown roughly a 0% return compared to +40% return for IBM, +181% return for ORCL and +250%
 return for HPQ
▪ Per Blockbuster’s proxy statement, in November 1998, Fernandes founded
 Voyagers The Travel Store Holdings, Inc., a chain of travel agencies, and was
 President and sole shareholder of Voyagers. Voyagers filed a petition under
 Chapter 7 of the federal bankruptcy laws in October 2001.

Fernandes Repeatedly Exhibited Questionable Judgment
▪ Fernandes on Board when Meyer sent 2005 letter (Exhibit 1) urging
 Blockbuster to develop a kiosk strategy to save the Company $140 million per year
 – Recommendation was ignored to the detriment of Blockbuster shareholders in the ensuing years
▪ Fernandes was on the Blockbuster Board that gave ‘full support’ of offer to buy failed electronics chain Circuit City in 2008 at a time when
 Blockbuster should have been focusing on its core operations
 – An expensive and distracting decision at a critical time when Netflix and Redbox were gaining significant market share in the DVD rental segment
▪ Related Party Transaction: Fernandes holds interest in 2 real estate partnerships that lease buildings to Blockbuster
 – Despite the closing of thousands of BBI locations over the past several years, the stores owned by Fernandes’ partnerships have remained open
 – Material or not, this exhibits poor judgment

Diversity of Age on BBI Board is Lacking
▪ 6 of the 7 Netflix directors are ≤ 52 yrs of age
▪ 0 of the 7 Blockbuster director nominees are < 52 yrs of age
▪ Average age of BBI Board candidates is 61.7 vs. 51.4 for NFLX and
 53.71 for CSTR
▪ This is inconsistent with Blockbuster’s Nomination Committee Charter which states:
 – The Nominating Committee has the responsibility to “review with the Board the current composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to the Company and tenure of its members, and of the Board’s anticipated needs”

Reason for the Solicitation
▪ Board has not acted in the best interests of its stockholders
▪ Board lacks sufficient expertise and alignment of interest w/stockholders
▪ Current board has presided over massive destruction of shareholder value and is asking shareholders to support the status quo
▪ To replace a director with minimal home entertainment industry experience, relatively low share ownership, and a five year governance track record of year over year dramatic share value erosion
▪ Meyer seeks only one of seven board seats
▪ This represents a moderate proposal to bring one highly qualified, independent director with significant industry experience to act as a shareholder advocate to the Board of Blockbuster to replace a director who has had over 5 years on the board, has significantly lower share ownership, and no experience in the home entertainment industry
▪ Meyer is not seeking control of the Board

Background on Gregory S. Meyer, CFA
▪ Strong Industry and Financial Experience
▪ Founded DVDXpress in 2001
 – Pioneer in DVD rental kiosk channel
 – Grew to 1000 locations in 30 states and the UK, serving millions of customers
 – Sold to Coinstar in 2007, Merged with Redbox division in 2009
▪ Meyer headed DVDXpress line of business at Coinstar through 2009 when it was merged with Redbox
 – Experience is relevant and recent
▪ Strong financial background
 – Fixed income trading experience at bulge bracket investment bank- valuable given BBI’s debt-heavy cap structure
 – Dartmouth Economics Major summa cum laude
 – Dartmouth Tuck MBA with focus on Finance/Accounting
 – Chartered Financial Analyst Designation
 • Qualifies as Audit Committee Financial Expert

Meyer has Relevant Industry Experience
▪ Knowledge of Kiosk Industry and how to improve the relationship with NCR to result in an improved economic outcome for BBI
 – Ability to improve structure and execution of the deal- many mistakes being made now
 – Knowledge of how to effectively address kiosk competitors
▪ Broad and deep understanding of all aspects of the home entertainment retail marketplace including: brick-and-mortar stores, by-mail, kiosk-based, and online distribution strategies for home entertainment products
▪ International Operating Experience: useful for kiosk/ON DEMAND expansion to
 Europe and sale of European store-based assets
▪ Industry Contacts: Direct call access to C-level executives at all major home entertainment distribution companies
 – Brick-and-mortar chains (private)
 – Technology providers
 – Content providers
 – Distributors, rack-jobbers, and salvage companies

Track Record of Sound Strategic Advice
▪ In 2004, Meyer met with Blockbuster EVP, Finance, Strategic
 Planning and Development Frank Paci to review the strategic case for
 Blockbuster’s involvement in the DVD rental kiosk channel
▪ In 2005, Meyer sent a formal letter to a key member of Blockbuster’s
 Board of Directors alerting them of the need to enter the DVD rental kiosk channel as a way to reduce costs by $140 million annually and provide a new level of convenience for customers
▪ The Blockbuster Board and management ignored the suggestion and the channel altogether allowing competitor Redbox to expand to over
 24,000 locations and an expected 2010 video rental market share approaching 30%
▪ A copy of the letter was filed as a DFAN14A by Meyer on April 12,
 2010

700000
600000
500000
400000
300000
200000
100000
0
Even after 5 years of equity grants, Fernandes still holds significantly fewer shares than Meyer
'B' Shares
'A' Shares
Meyer Shares
Fernandes Shares

Meyer Stock Ownership Significantly Greater than Fernandes’

Adding Meyer Brings Age Distribution of BBI Board
Closer to Industry Norm
Board of Directors	Netflix	Coinstar	BBI w/ Fernandes	BBI w/ Meyer
Average Age	51.43	53.71	61.71	57.71
High Age	66	67	80	80
Low Age	42	34	52	38

•6 of the 7 Netflix directors are ≤ 52 yrs of age
•0 of the 7 Blockbuster director nominees are < 52 yrs of age
•Average age of BBI Board candidates is 61.7 vs. 51.4 for NFLX and 53.71 for CSTR
•From Blockbuster’s Nomination Committee Charter:
 -The Nominating Committee has the responsibility to “review with the Board the current composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to the Company and tenure of its members, and of the Board’s anticipated needs”

Meyer’s 3 Phase Plan for Blockbuster Turnaround
▪ Phase 1: Address Immediate Liquidity Challenge
 – Viable structure identified and in discussions with constituents
▪ Phase 2: Stabilize cashflows from brick-and-mortar store base
 – Same Store Sales should be stabilizing and turning higher due to:
 • Massive reduction in Industry Capacity (Movie Gallery/Hollywood
 Video store closures)
 – This represents $1.4 billion of revenue up for grabs
 • 28-day ‘exclusive’ window with Warner, Fox, Universal represents a huge competitive advantage
 • Poorest performing stores have been closed already resulting in a higher quality store portfolio than any time in the past few years
▪ Phase 3: Generate meaningful revenue/EBIT from non-store distribution channels
 • Leverage strong brand and studio relationships

Phase 1: Address Immediate Liquidity Needs
▪ BBI’s biggest near term challenge is liquidity issue
▪ Meyer has developed a restructuring plan to right-size capital structure and significantly reduce BBI’s indebtedness and annual interest obligations in a manner that is non-dilutive to current equity
▪ Plan involves participation from BBI’s key vendors who also have a vested interest in the long-term health of one of its most important customers- BBI is the only remaining nationwide non-discount video rental chain
▪ Plan has been vetted by industry veterans, financial restructuring experts and legal advisors, and has been deemed viable
▪ Meyer is actively engaged in discussions with strategic studio partners, financial advisory firms, law firms, subordinated noteholders, secured noteholders, and equity investors to develop a consensus on this structure that provides optimal value to shareholders and fair treatment of all stakeholders.
▪ This outcome provides far more value to shareholders than the standard ‘debt-
 for-equity’ swap on the table which may result in dilution of equity by 95%

Phase 2: Stabilize Cashflow from Core Store Base
▪ Drive traffic to stores via intelligent/low-cost/viral advertising. Improve store experience and customer service. Optimize pricing to provide more compelling/flexible customer value proposition. Re-engage alienated customer base (and store employees)
 to achieve organic turnaround in same store sales. Cross fertilization of store-based best practices from bottom up- why are some stores so profitable and others money losers?
 What can BBI offer in store that Netflix and Redbox can’t? Look at what other successful brick-and-mortar video rentailers (such as the 600-location Family Video chain) are doing.
▪ Outsource/Optimize ordering/scheduling of independent titles to 3rd party to reduce costs and improve flow of customers into stores between major releases
▪ Optimize portfolio of physical stores per Movie Gallery/Hollywood Video closures and look for lease re-negotiation opportunities, smaller footprint, retail sublease opportunities
▪ Continue to reduce costs: SG&A in Q1 2010 > Q1 2009 despite reduced store base
▪ Rationalize cost structure to reflect reduced revenue base:
 – 242,615 sf class A office space at Dallas HQ/850,000 sf distribution center in
 McKinney, TX, 38 by mail distribution centers throughout US, country head offices in Buenos Aires, Argentina; Toronto, Canada; Uxbridge, England; Milan, Italy;
 Herlev, Denmark; and Mexico City, Mexico

Phase 3: Revamp Alternative Channels to be Profitable
▪ Review the NCR Kiosk Agreement for flexibility to modify/improve terms
 – Review kiosk growth plans
 – Review kiosk profitability plans- NCR has installed in a lot of subpar locations but rolling contract expirations among competitors provides attractive opportunities for securing top tier locations over next 1-3 years.
 – Inventory mix and GUI presentation can be tweaked to generate greater revenue share for BBI
▪ Review Strategy for Online/By Mail Subscription Model
 – Significant 28-day window offering competitive advantage vs. NFLX should be leveraged to grow this line of business
 – Review status of CE partnerships, especially among game console manufacturers:
 Sony PS3, Microsoft X-box, Nintendo Wii
▪ Review Blockbuster On Demand results
 – Position for profitable growth
 – Why are strategic partnerships in the cable sector moving so slowly?

Point-Counterpoint to Blockbuster's Criticisms of Meyer

	Board's Allegations	Reality of Meyer's Efforts/Qualifications
Motivation	Self-serving	*Stockholder*-serving, Shareholder advocate
Industry Experience	Nominal and long ago	Highly relevant, material (built company from scratch serving millions of customers at 1,000 locations in 30 states) and recent (ran DVDXpress LOB for CSTR through mid-2009)
Financial Expertise	Specialized fixed-income background only	*Broad* financial background, CFA designation, expertise in fixed-income relevant for BBI restructuring
Ideas	No constructive ideas	3-Phase Plan for Turnaround, in active discussions with BBI's multiple stakeholders
Distraction?	Distraction to status quo	Injecting needed sense of urgency. Board accountability suggests status quo not serving shareholders.

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